                            STOCK PURCHASE AGREEMENT

      AGREEMENT made as of April 1, 1996 between Interactive Networks, Inc., 250 East 17Th Street, Paterson, New Jersey 07524, (the "Company"), Frank Altieri, Jr., and Frank Altieri, Sr., (collectively, the "Selling Shareholders") and Internet Broadcasting System, Inc. (d/b/a IBS Interactive, Inc.) a Delaware Corporation with its main office located at 175 Park Ave., Madison, New Jersey 07960 ("Purchaser").

                                    Recitals

      Whereas, the Selling Shareholders own all of the issued and outstanding share of the capital stock of the Company.

      Whereas, Purchaser desires to purchase from the Selling Shareholders, and the Seller Shareholders desire to sell to Purchaser, in an exchange of shares, all of their issued and outstanding capital stock of the Company;

      It is therefore agreed that

1. As consideration for all of the issued and outstanding capital stock of the Company IBS shall issue to the Selling Shareholders three hundred and nine
     (309) shares of IBS common stock, no par value (the "IBS Share").

2. Contemporaneously with the execution of this Agreement by all of the parties hereto, IBS shall issue the IBS Shares to the Selling Shareholders, and the Selling Shareholders shall assign all of their respective Company capital stock to IBS.

3. The parties respectively represent and warrant that, all action on the part of the Company and IBS, and their respective officers, directors and stockholders, and the Selling Shareholders, necessary for the authorization of this Agreement, the performance of all of the respective obligations of the Company, IBS and the Selling Shareholders hereunder, and the exchange and delivery of the Selling Shareholder's shares and the IBS Shares, has been or will be taken. This Agreement, when executed and delivered, will be the valid and binding obligation of, respectively, the Company, IBS and each of the Selling Shareholders, enforceable in accordance with its terms.

INTERNET BROADCASTING SYSTEM, INC.        INTERACTIVE NETWORKS, INC.
(d/b/a IBS INTERACTIVE, INC.)

By: /s/ Nicholas Loglisci, Jr.            By: /s/ Frank Altieri, Jr.
   -----------------------------             ---------------------------
      Nicholas Loglisci, Jr.                   Frank Altieri, Jr.
      President                                President


                                            /s/ Frank Altieri, Sr.
                                          ------------------------------
                                                Frank Altieri, Sr.